NEWS RELEASE

Contact:    Roy C. Thygesen – Chief Executive Officer
Phone (815)725-0123
Source:    First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Completes Repurchase of $6.3 million of Preferred Stock

Joliet, Illinois - December 9, 2014 - First Community Financial Partners, Inc. (OTCQB: FCMP, “First Community”), repurchased all of its remaining outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock"), and Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the "Series C Preferred Stock"), that were originally issued to the U.S. Department of the Treasury under the Troubled Asset Relief Program Capital Purchase Program ("TARP). 5,176 shares of Series B Preferred Stock and 1,100 shares of Series C Preferred Stock, with a liquidation preference of $1,000 per share, were repurchased from certain thrid-party investors at an aggregate purchase price of $6.3 million. The proceeds from First Community’s 7.0% subordinated debt raise that closed on October 31, 2014 were used to fund the repurchase of the preferred stock. With the Series B Preferred Stock dividend rate increasing from 5% to 9% in 2015, the repurchase of the preferred stock will result in an estimated annual savings of $301,000, due to the elimination of payment of dividends on the repurchased shares. “The retirement of the preferred stock eliminates the remnants of TARP,” said Roy C. Thygesen, CEO. “We are pleased to put closure to this chapter and to continue enhancing our returns to common shareholders.”

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the OTCQB marketplace (OTCQB: FCMP). First Community Financial Partners, Inc. has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, Inc., with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of First Community and its wholly owned bank subsidiary to realize the synergies from the recent merger of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with the First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 20, 2014.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.